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                                                                     EXHIBIT 4.3



                               VALLEY MEDIA, INC.
                      AMENDED AND RESTATED 1997 STOCK PLAN


I.  GENERAL PROVISIONS

    A. Adoption and Purpose of the Plan. This Amended and Restated 1997 Stock
       --------------------------------
Plan (the "Plan") has been adopted by the board of directors (the "Board") of Valley Media, Inc., a Delaware corporation (the "Company"), and is subject to the approval of its stockholders. The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain qualified directors, officers, key employees, independent contractors, consultants and advisers by providing them with an opportunity for investment in the Company.

    B.  Certain Definitions.  The defined terms set forth in Exhibit A attached
        -------------------                                  ---------
hereto and incorporated herein (together with other capitalized terms defined elsewhere in this Plan) will govern the interpretation of this Plan.

    C.  Eligibility.  The Company may grant Awards under this Plan only to (i)
        -----------
persons who, at the time of such grant, are directors, officers or key employees of the Company or any of its Subsidiaries, and (ii) persons who, and entities which, at the time of such grant, are independent contractors, consultants or advisers of the Company or any of its Subsidiaries ("Eligible Persons").

    D.  Shares Reserved for Awards.  In no event will the Company issue, in the
        --------------------------
aggregate, more than 1,206,000 Shares (inclusive of Shares issued pursuant to the 1997 Stock Option Plan prior to its amendment and restatement hereunder) pursuant to Awards.

    E.  Administration.  This Plan will be administered and interpreted by the
        --------------
Board, or by a committee consisting of two or more members of the Board, appointed by the Board for such purpose (the Board, or such committee, referred to herein as the "Administrator"). Subject to the express terms and conditions hereof, the Administrator is authorized to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for its administration and interpretation. The Administrator's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Administrator with respect to the Plan shall be final, binding, and conclusive on all parties. Specifically, the Administrator will have full and final authority in its discretion, subject to the specific limitations on that discretion as are set forth herein and in the Certificate of Incorporation and Bylaws of the Company, at any time to:

         a.  Select the Eligible Persons to receive Awards under the Plan.

         b.  Determine the Awards to be made to each person selected.

         c.  Determine the time or times when Awards will be made.

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         d.  Determine the conditions (including performance requirements) to which the Awards may be subject.

         e.  Prescribe the form or forms evidencing Awards.

II.  OPTIONS

     A. Options. Options may be granted hereunder ("Options") that represent the
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right by the grantee thereof (each, including any permitted transferee hereunder, an "Optionee") to acquire Shares (which if acquired pursuant to the exercise of an Option will be referred to as "Option Stock") subject to the terms and conditions of this Plan and a written agreement between the Company and the Optionee to evidence each such Option (an "Option Agreement"). In no event may any Eligible Person be granted Options under the Plan during any fiscal year of the Company entitling such person to acquire more than 150,000 Shares. With respect to each Option, the Administrator shall determine the terms and conditions of that Option, to be set forth in the Option Agreement evidencing that Option (the form of which also being subject to approval by the Administrator), including at a minimum the following:

         (i) the total number of Shares of Option Stock that may be acquired by the Optionee pursuant to that Option;

         (ii) whether that Option will be designated an "incentive stock option" as defined in Section 422 of the Code (an "ISO"), in which case the Option will be subject to all of the special provisions set forth in section B below;

         (iii) the per share purchase price to be paid to the Company by the Optionee to acquire the Option Stock issuable upon exercise of the Option (the "Option Price"); provided that the Option Price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares as of the Grant Date, unless the Optionee is a 10% shareholder, in which case the Option Price will not be less than one hundred ten percent (110%) of such Fair Market Value;

         (iv) the maximum period or term during which that Option will be exercisable (the "Option Term") and/or the last date on which that Option may be exercised (the "Expiration Date"), provided that in no event may the Expiration Date be later than, or the Option Term be longer than, 10 years from the Grant Date;

         (v) the maximum period after any person ceases, for any reason, to be an Eligible Person (a "Loss of Eligibility Status"), whether resulting from his or her death, disability or any other reason, during which period (the "Grace Period") the Option will be exercisable, subject to the earlier end of the Option Term, provided that if the Administrator fails to specify such Grace Periods, but subject to the provisions of section B below with respect to ISOs, the following Grace Periods will apply (and in no event may the Administrator select Grace Periods that are shorter than the following): (A) 30 days after such Loss of Eligibility Status, other than by reason of the Original Holder's death or disability, (B) 180 days after such Loss of Eligibility Status by reason of the Original Holder's death or disability ;

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         (vi)  the form or forms of legal consideration in addition to cash
(including without limitation Shares and unexercised Vested Options) that the Company will accept as payment of all or a portion of the Option Price or Tax Withholding Liability to be paid by the Optionee upon the exercise of an Option granted hereunder, and the fair market value of such non-cash consideration;

         (vii) the conditions (e.g., the passage of time or the occurrence of events), if any, that must be satisfied prior to the vesting of the right to exercise all, or specified portions of, an Option (such portions being described as a percentage of the total number of Shares of Option Stock that may be acquired by the Optionee pursuant to that Option; the vested portion being referred to as a "Vested Option" and the unvested portion being referred to as an "Unvested Option"); provided that if the Option Agreement does not otherwise specify, the Option will initially be deemed an entirely Unvested Option but portions of the Option will become a Vested Option on the following schedule: one-forty eighth (1/48) will become a Vested Option as of the last day of each successive calendar month beginning with the calendar month in which the Grant Date occurs, subject to the condition that the Original Holder does not suffer a Loss of Eligibility Status prior to each such vesting date.

    B.  Special Provisions Relating to ISOs. Notwithstanding anything else in
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this Plan to the contrary, the following provisions will apply to each Option granted hereunder that is designated as an ISO and that is intended to qualify for the treatment available pursuant to Section 422 of the Code:

         (i) such ISO may be granted only to Eligible Persons who, as of the Grant Date, are employees of the Company or its Subsidiaries (as determined by Section 3401(c) of the Code);

         (ii) to the extent that the Fair Market Value of Option Stock (determined as of the Grant Date) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, the Option will not be treated as an ISO;

         (iii) the Option Price of an ISO will not be less than 100% of the Fair Market Value of the Shares as of the Grant Date, except as set forth in paragraph (iv) below;

         (iv) in the case of an ISO granted to an Optionee who is a 10% shareholder: (a) the Option Price will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares as of the Grant Date; and (b) the Option Term may not be more than five years; and

         (v) notwithstanding any Grace Period selected by the Administrator, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an ISO will not be available to an Optionee who exercises any ISO more than (i) three months following the Original Holder's Loss of Eligibility Status other than by reason of his or her death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, or (ii) twelve
(12) months following such Original Holder's Loss of Eligibility Status by reason or his or her permanent and total disability, whichever case may be applicable.

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    C.  Additional Terms and Conditions of Stock Option Agreements. No Option
        ----------------------------------------------------------
will be deemed granted hereunder merely upon the authorization thereof by the Administrator, but will be deemed granted hereunder only upon the execution of an Option Agreement evidencing the same by both the Optionee and a duly authorized officer of the Company. In addition to the terms and conditions thereof to be determined by the Administrator pursuant to section A above, unless otherwise stated therein, each Option Agreement will be deemed to include the following terms and conditions:

        1.  Exercise of the Option; Issuance of Share Certificate. That portion
            -----------------------------------------------------
of the Option that is a Vested Option may be exercised by giving written notice thereof to the Company, on such form as may be specified by the Administrator, but in any event stating: the Optionee's intention to exercise the Option; the date of exercise; the number of full shares of Option Stock to be purchased (which number will be no less than 100 Shares, without regard to adjustments to the number of Shares subject to the Option pursuant to section VI.G below, or, if less, all of the remaining Shares subject to the Option); the amount and form of payment of the Option Price; and such assurances of the Optionee's investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act and other applicable securities laws. The notice of exercise will be signed by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of Optionee, the notice will be accompanied by proof satisfactory to the Company of the representative's right to exercise the Option. The notice of exercise will be accompanied by full payment of the Option Price for the number of Shares of Option Stock to be purchased, in United States dollars, in cash, by check made payable to the Company, or in the form of such other legal consideration for the purchase of Shares as may be approved by the Administrator. The Administrator may allow the Option to be exercised, and the purchase price paid, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares. In addition, to the extent required by applicable federal, state, local or foreign law, and as a condition to the Company's obligation to issue any Shares upon the exercise of the Option in full or in part, Optionee will make arrangements satisfactory to the Company for the payment of any applicable Tax Withholding Liability that may arise by reason of or in connection with such exercise. Such arrangements may include, in the Company's sole discretion, that the Optionee tender to the Company the amount of such Tax Withholding Liability, in cash, by check made payable to the Company, in Company stock, or in the form of such other payment as may be approved by the Administrator.

        2.  Compliance with Law. Notwithstanding any other provision of this
            -------------------
Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any shares of Option Stock upon any securities exchange, under any state or federal law, or with the Securities and Exchange Commission or any State agency, or secure the consent or approval of any governmental regulatory authority, except that if at any time the Board determines, in its discretion, that such listing, registration or qualification of the Shares of Option Stock, or any such consent or approval, is necessary or desirable as a condition of or in

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connection with the exercise of an Option and the purchase of shares of Option
Stock thereunder, that Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions that are not acceptable to the Board, in its discretion.

    3.  Restrictions on Transfer.
        ------------------------

         a.  Options Nontransferable. No Options will be transferable by the
             -----------------------
Original Holder otherwise than by will or the laws of descent and distribution. During the lifetime of the Original Holder, the Option will be exercisable only by the Original Holder.

         b.  Prohibited Transfers. All Transfers of Option Stock not complying
             --------------------
with the specific limitations and conditions set forth in this section 3 are expressly prohibited. Any prohibited Transfer is void and of no effect. For purposes of this section 3, the term "Option Stock" includes all Shares issued by the Company as a stock split, stock dividend, and other similar distributions in respect of shares of Option Stock.

         c.  Market Standoff. If in connection with any public offering of
             ---------------
securities of the Company (or any Successor Entity), the underwriter or underwriters managing such offering so requests, then each Optionee and each Holder of shares of Option Stock will agree to not sell or otherwise Transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter (not to exceed 210 days) commencing on the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

    4.  Change of Control Transactions. Notwithstanding any other provision of
        ------------------------------
this Plan, in the event of a Change of Control Transaction (as defined herein):

              (i) immediately prior to the consummation of such Change in Control Transaction all Options that are not then vested shall become vested;

              (ii) with respect to all Options that are outstanding as of the consummation of such Change of Control Transaction, the Board, in its sole discretion, may determine that it is in the best interests of the Company, and if so may take all appropriate action either to:

         a. cancel all such Options effective immediately prior to the consummation of the Change of Control Transaction and, in connection with each Option, notify the Optionee of the proposed Change of Control Transaction reasonably prior to its consummation so that the Optionee will have an opportunity to exercise the Option immediately prior to such consummation; or

         b. require the Successor Entity in such Change of Control Transaction to assume the outstanding Options or substitute therefor comparable options of such Successor Entity (or of its parent or its Subsidiary); and

              (iii) with respect to all shares of Option Stock that have been issued and that are outstanding as of the consummation of such Change of Control Transaction, the

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Company will have the right (but not the obligation) to repurchase all (but not less than all) of the Shares by paying the Holder thereof cash, or canceling any indebtedness of such Holder to the Company, or both, at a closing to be held contemporaneously with the consummation of the Change of Control Transaction, provided that the repurchase price for such Shares will be an amount per share that is equal to the Fair Market Value of the Shares based on the Board's good faith estimate of the valuation of the Company implied by the estimated fair market value of the total consideration to be paid in connection with the Change of Control Transaction.

     For purposes of this section 4: the term "Change of Control Transaction" means (i) the sale of all or substantially all of the assets of the Company;
(ii) any change in ownership or control of the outstanding voting securities of the Company following which any Person other than Barnet J. Cohen, Barbara C. Cohen, any Affiliate or Associate of Barnet J. Cohen or Barbara C. Cohen, or the Company's Employee Stock Ownership Plan, beneficially owns, together with its Affiliates and Associates, thirty five percent (35%) or more of the outstanding voting securities of the Company; (iii) any change in the membership of the Company's Board of Directors after the closing date of the Company's Initial Public Offering following which Continuing Directors do not constitute a majority of the Board; or (iv) a Business Combination immediately following which the stockholders of the Company immediately prior to such Business Combination do not hold more than sixty five percent (65%) of the outstanding voting securities of the Successor Entity in the same proportion as such shareholders held Common Stock of the Company immediately prior to such Business Combination; the term "Business Combination" means a merger or consolidation of the Company and one or more other Persons in which the Company or a subsidiary of the Company is a merging or consolidating party.

    5.  Additional Restrictions on Transfer; Investment Intent.  By accepting an
        ------------------------------------------------------
Option and/or shares of Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree that, unless a registration statement is in effect with respect to the offer and sale of shares of Option Stock: (i) neither the Option nor any such Shares will be freely tradeable and must be held indefinitely unless such Option and such Shares are either registered under the 1933 Act or an exemption from such registration is available; (ii) the Company is under no obligation to register the Option or any such Shares; (iii) upon exercise of the Option, the Optionee will purchase the shares of Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (iv) no one else will have any beneficial interest in the Option Stock; (v) the Optionee has no present intention of disposing of the Option Stock at any particular time; and
(vi) neither the Option nor the Shares have been qualified under the securities laws of any state and may only be offered and sold pursuant to an exception from qualification under applicable state securities laws.

    6.  Stock Certificates; Legends.  Certificates representing shares of Option
        ---------------------------
Stock will bear all legends required by law and necessary or appropriate in the Administrator's discretion to effectuate the provisions of this Plan and of the applicable Option Agreement.

    7.  Other Provisions.  Each Option Agreement may contain such other terms,
        ----------------
provisions and conditions, including restrictions on the Transfer of shares of Option Stock, and rights of the Company to repurchase such shares, not inconsistent with this Plan, as may be determined by the Administrator in its sole discretion.

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    8.  Specific Performance.  Under those circumstances in which the Company
        --------------------
chooses to timely exercise its rights to repurchase shares of Option Stock as provided herein, the Company will be entitled to receive such Shares in specie in order to have the same available for future issuance without dilution of the holdings of other shareholders of the Company. By accepting shares of Option Stock, the Holder thereof therefore acknowledges and agrees that money damages will be inadequate to compensate the Company and its shareholders if such a repurchase is not completed as contemplated hereunder and that the Company will, in such case, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining such holder (or such Holder's personal representative) from violating this Plan or Option Agreement, in addition to any other remedies that may be available to the Company at law or in equity.

    9.  No Stockholder Rights.  No rights or privileges of a shareholder in the
        ---------------------
Company are conferred by reason of the granting of the Option. No Optionee will become a shareholder in the Company with respect to any Shares of Option Stock unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

III.  STOCK APPRECIATION RIGHTS

          Any Option granted under the Plan may include an SAR, either at the time of grant or by amendment. SARs may be granted to an Eligible Participant independent of any prior or contemporaneous Option grant and shall be exercisable as provided therein without regard to any Option. In no event may any Eligible Person be granted separately exercisable SARs under the Plan during any fiscal year of the Company entitling such person to acquire more than 150,000 Shares (or the cash equivalent of such Shares). In addition to such terms and conditions not inconsistent with the Plan as the Administrator shall impose, SARs shall be subject to the following terms:

    A.  Right To Exercise. An SAR granted with an Option shall be exercisable to
        -----------------
the extent and only to the extent the Option is exercisable. An SAR not included in an Option shall have a "purchase price" ascribed thereto by the Administrator in granting such SAR, which shall not be less than the Fair Market Value of the Shares on the Date of Grant.

    B.  Payment.  An exercisable SAR shall entitle the Holder to surrender
        -------
unexercised the SAR or the Option in which it is included, as the case may be, or any portion thereof, and, to receive in exchange therefore that number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share over the purchase price per share specified in such SAR or Option times the number of Shares called for by the SAR or Option, or portion thereof, which is so surrendered. The Administrator shall be entitled to elect to settle the Company's obligation arising out of the exercise of an SAR by the payment of cash or partially be payment of cash and partially by the delivery of Shares, the total value of which shall be in either case equal to the aggregate Fair Market Value of the Shares it would otherwise be obligated to deliver. The Administrator shall also have the right to place such limitations and restrictions on the obligation to make such cash payments or deliver Shares under SARs as it, in its sole discretion, deems to be in the best interest of the Company. The Fair Market Value for SAR exercise shall be determined on the basis of the closing price on the trading day next preceding the date on which the SAR is exercised. To the extent that an SAR included in an

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Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

    C.  Special Rules Governing SARs.  An SAR not included in an Option shall be
        ----------------------------
evidenced by an agreement between the Company and the Holder in a form approved by the Administrator. Any SAR granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose, including the following:

              (i) The SAR will lapse no later than the underlying Option for SARs accompanying an Option or, for freestanding SARs, no later than 10 years from its Grant Date;

              (ii) Such terms as the Administrator determines are necessary or desirable to qualify the SAR under Rule 16b-3 as promulgated by the SEC under the Securities Exchange Act of 1934 for those Holders to whom such qualification is relevant.

    D.  Other Limitations.  Such other limitations as the Administrator shall
        -----------------
impose.

IV. PERFORMANCE SHARES

    A.  General.  One or more Awards of Performance Shares may be made to an
        -------
Eligible Participant. Performance Shares shall be credited to a Performance Share account to be maintained for each such Holder. Each Performance Share shall be deemed to be the equivalent of one Share. The maximum value of any Award of Performance Shares under the Plan to any Eligible Person during any fiscal year of the Company shall not exceed the fair market value equivalent of 150,000 Shares, such fair market value to be determined as of the date of such Award and by assuming that any performance goals in connection with such Award have been met as of such date. The Award of Performance Shares under the Plan shall not entitle the Holder to any interest in or to any dividend, voting, or other rights of a shareholder. The value of the Performance Shares in a Holder's Performance Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of Shares.

    B.  Award Period And Performance Goals. The Administrator shall determine
        ----------------------------------
and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Administrator shall also establish performance objectives ("Performance Goals") to be met by the Company, a Subsidiary or a division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals will be based on cash flow, expenses, increases in stock price, market share, net income (before, or after, taxes), net operating income, return on assets, return on equity, return on investment, revenue, total shareholder return, earnings per share, or implementation of processes or projects. In establishing the Performance Goals, the Administrator may apply the performance criteria as a measure of the performance of any, all or any combination of the Company, any Subsidiary, any division or any product or service category. The Performance Goals may include minimum and optimum objectives or a single set of objectives. The Administrator shall set forth the Performance Goals relating to any Award in a written statement provided to the Eligible Person not later than the 90th day of the Award Period to which such Award relates.

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    C.  Payment Of Performance Share Awards. The Administrator shall establish
        -----------------------------------
the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of Shares. After the completion of an Award Period, the performance of the Administrator, subsidiary or division shall be measured against the Performance Goals, and the Administrator shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Administrator, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Shares on, or as soon as practicable prior to, the date of payment.

    D.  Requirement Of Employment.  A grantee of a Performance Share Award must
        -------------------------
remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share Award, provided that the Administrator may, in its sole discretion, provide for a partial payment upon the grantee's death or total disability (as defined in Section 22(e)(3) of the Code) or upon the occurrence of a Change in Control Transaction.

    E.  Dividends.  The Administrator may, in its discretion, at the time of the
        ---------
granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and that would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

V.  STOCK ISSUANCES

    A.  Stock Issuance Terms.  Shares may be issued as a Stock Issuance through
        --------------------
direct and immediate issuances to an Eligible Person. In no event may any Eligible Person be granted Stock Issuances under the Plan during any fiscal year of the Company of more than 150,000 Shares. Each such Stock Issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

        1.  Purchase Price.  The purchase price per Share shall be fixed by the
            --------------
Administrator, but shall not be less than the par value of a Share. Shares may be issued as Stock Issuances for any of the following items of consideration which the Administrator may deem appropriate in each individual instance:

            a.  cash or check made payable to the Company;

            b.  past services rendered to the Company (or any Subsidiary); or

            c. the foregoing of salary or bonus otherwise payable to the Holder by the Company as accrued through the Grant Date for the Stock Issuance.

        2.  Vesting Provisions. Shares issued as Stock Issuances may, in the
            ------------------
discretion of the Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over time or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested Shares issued as the Stock Issuances, namely:

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            a.  the service period to be completed by the Holder or the performance objectives to be attained;

            b.  the number of installments in which the Shares are to vest;

            c. the interval or intervals (if any) which are to lapse between installments;

            d. the effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule; and

            e. such holding periods, if any, as must be satisfied prior to the sale of any Shares granted as Stock Issuances shall be determined by the Administrator and incorporated into the Stock Issuance Agreement.

    B.  Stockholder Rights.  The Holder shall have full stockholder rights with
        ------------------
respect to any Shares issued to the Holder as Stock Issuances, whether or not the Holder's interest in those shares is vested. Accordingly, the Holder shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

    C.  Return Of Shares.  Should the Holder suffer a Loss of Eligibility Status
        ----------------
while holding one or more unvested Shares issued as Stock Issuances or should the performance objectives not be attained with respect to one or more such unvested Shares, then those shares shall be immediately surrendered to the Company for cancellation and the Holder shall have no further stockholder rights with respect to those shares. To the extent the surrendered Shares were previously issued to the Holder for consideration paid in cash or cash equivalent (including the Holder's purchase-money indebtedness), the Company shall repay to the Holder the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Holder attributable to the surrendered Shares. The Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares otherwise required hereunder.

    D.  Escrow. Unvested Shares may, in the Administrator's discretion, be held
        ------
in escrow by the Company until the Holder's interest in such shares vests or any holding periods expire, or may be issued directly to the Holder with restrictive legends on the certificates evidencing those unvested shares.

VI.  MISCELLANEOUS

    A.  Financing. The Administrator may permit any Optionee or Eligible Person
        ---------
to pay the option exercise price upon exercise of an Option or the purchase price of Shares issued as Stock Issuances by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Eligible Person exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Tax Withholding Liability in connection with the option exercise or share purchase.

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    B.  Tax Withholding. The Corporation's obligation to deliver shares of
        ---------------
Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all Tax Withholding Liability requirements. The Administrator may, in its discretion, provide any or all holders of non-statutory Options or unvested Shares under the Plan with the right to use Shares and vested Options in satisfaction of all or part of the Tax Withholding Liability arising in connection with the exercise of their Options or the vesting of their Shares.

    C.  Term Of The Plan.  The 1997 Stock Option Plan shall continue until the
        ----------------
effective date of this Plan, which date shall be the date of approval of the Plan by the stockholders of the Company. At such date the 1997 Stock Option Plan shall be amended and restated as the Plan. The Plan shall terminate upon the earliest to occur of (i) March 31, 2009, or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares. Should the Plan terminate on March 31, 2009, then all Options and unvested Stock Issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Options or issuances.

    D.  Amendment Of The Plan. The Board shall have complete and exclusive power
        ---------------------
and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Holder consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

    E.  Regulatory Approvals. The implementation of the Plan, the granting of
        --------------------
any Option and the issuance of any Shares under the Plan shall be subject to the procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Shares issued pursuant to it.

          No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Shares are then listed for trading.

    F.  No Employment/Service Rights.  Nothing in the Plan shall confer upon any
        ----------------------------
Eligible Person or Holder any right to continue as an employee or consultant, as the case may be, of the Company or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of any Eligible Person or Holder, which rights are hereby expressly reserved by each, to terminate such person's employment or consulting relationship at any time for any reason, with or without cause.

    G.  Adjustment For Changes In Capitalization.  If any change is made to the
        ----------------------------------------
Shares by reason of any stock split, stock dividend, recapitalization, combination of Shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one

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

person may be granted Options, separately exercisable SARs and Stock Issuances under the Plan per calendar year, (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option or other Award, as applicable. Such adjustments to the outstanding Options or other Award, as applicable are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Options or such other Award. The adjustments determined by the Administrator shall be final, binding and conclusive.

    H.  Notice. Any notice required to be delivered under this Plan to the
        ------
Company shall be directed to the attention of the Corporate Secretary at the Company's principal executive offices. Any notice required to be delivered to any Holder or Eligible Person shall be delivered to the address of such person as maintained in the records of the Company. Notices shall be deemed given when delivered, either in person or by an independent courier service, or on the fifth business day after having been mailed via United States mail, postage prepaid and properly addressed.

Date Plan Adopted by Board of Directors:  May 18, 1999

Date Plan Approved by the Stockholders:   July 23, 1999

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

                           VALLEY RECORD DISTRIBUTORS
                             1997 Stock Option Plan

                                   Exhibit A
                                  Definitions
                                  -----------

     1. "10% shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in
Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries.

     2.  "1933 Act" means the Securities Act of 1933, as amended.

     3. "Affiliate" means, with respect to a first Person, a second Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first Person.

     4. "Associate" means, with respect to a Person, (a) any corporation or organization of which such Person is an officer or partner or, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     5. "Award" means, individually or collectively, any Option, SAR, Stock Issuance or Performance Share Award.

     6. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

     7. "Continuing Director" means, at any given time, a member of the Company's Board of Directors who was (a) a member of the Board on the closing date of the Company's Initial Public Offering, (b) elected to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such election, or
(c) nominated to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such nomination, and subsequently elected to the Board by the stockholders of the Company.

     8. "Donative Transfer" with respect to Shares of Option Stock means any Transfer, other than a Permitted Transfer or an Involuntary Transfer, without the receipt of cash or other legal consideration in payment therefor.

     9. "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such a determination (e.g., on the Grant Date), the market price per share of such Shares determined by the Administrator, consistent with the requirements of Section 422 of the

Code and to the extent consistent therewith, as follows: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Administrator in good faith on such basis as it deems appropriate, taking into consideration the provisions of Section
260.141.50 of Title 10 of the California Code of Regulations.

     10. "Grant Date" means, with respect to an Award, the date on which the agreement evidencing that Award is entered into between the Company and the Holder, or such other date as may be set forth in that agreement as the "Grant Date" which will be the effective date of that agreement.

     11.  "Holder" means a person who has been granted an Award.

     12. "Initial Public Offering" means the closing of the first sale of securities of the Company, or of any Successor Entity, to the public, through a firm commitment underwriting, for an aggregate price (exclusive of underwriters' discounts and commissions and expenses of the offering) of at least seven million five hundred thousand dollars ($7,500,000), pursuant to an effective registration statement (other than on Form S-8 or S-4 or successor forms to either of such forms) filed with the Securities and Exchange Commission under the 1933 Act.

     13. "Original Holder" means the original Eligible Person to whom an Option is granted under the Plan, even if such Option is transferred pursuant to the terms of the Plan.

     14. "Performance Share" means an Award granted under Section IV of the Plan.

     15. "Person" means any individual, corporation, partnership, limited liability company, sole proprietorship, joint venture or other organization.

     16. "SAR" means a Stock Appreciation Right granted under Section III of the Plan, whether or not granted in tandem with an Option.

     17. "Shares" means shares of the Company's Common Stock, $.001 par value per share.

     18. "Stock Issuance" means an issuance of Shares as an Award under Section V of the Plan.

     19. "Subsidiary" has the same meaning as "subsidiary corporation" as defined in Section 424(f) of the Code.

     20. "Successor Entity" means a corporation or other entity that acquires all or substantially all of the assets of the Company, or which is the surviving or parent entity resulting from a Business Combination, as that term is defined in section II.C.6 of the Plan.

     21. "Tax Withholding Liability" in connection with the exercise of any Option or receipt of any Award means all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

     22. "Transfer" with respect to Shares includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of those Shares.